Press
Release

Contact:	Mark E. Patten, Sr. Vice President & Chief Financial Officer mpatten@ctlc.com
Phone:	(386) 944-5643
Facsimile:	(386) 274-1223

FOR IMMEDIATE RELEASE	CONSOLIDATED-TOMOKA LAND CO. ANNOUNCES REDUCTION OF BOARD OF DIRECTORS

January 9, 2014 -.DAYTONA BEACH, FLORIDA - Consolidated-Tomoka Land Co. (NYSE MKT: CTO) (the “Company”) today announced that  William H. Davison informed the Company of his intentions to not stand for re-election to the Board of Directors at the end of his term at the annual meeting of shareholders to be held in April 2014. Jeffry B. Fuqua, Chairman of the Board, stated, “Mr. Davison has provided valuable leadership and has made significant contributions to the Company during his tenure as a Director.”  Mr. Fuqua also noted that “Early in 2012 the Board determined that it intended to reduce the size of the Board to seven by 2014 to bring the Company’s Board size to a more appropriate level.  With Mr. Davison’s decision to not stand for re-election, the number of directors will be seven following the annual meeting. The Board and the staff of the Company wish Mr. Davison the very best.”

About Consolidated-Tomoka Land Co.
Consolidated-Tomoka Land Co. is a Florida-based publicly traded real estate company, which owns a portfolio of income investments in diversified markets in the United States, as well as over 10,000 acres of land in the Daytona Beach area. Visit our website at www.ctlc.com.

"SAFE HARBOR"

Certain statements contained in this press release (other than statements of historical fact) are forward-looking statements.  The words “believe,” “estimate,” “expect,” “intend,” “anticipate,” “will,” “could,” “may,” “should,” “plan,” “potential,” “predict,” “forecast,” “project,” and similar expressions and variations thereof identify certain of such forward-looking statements, which speak only as of the dates on which they were made.  Forward-looking statements are made based upon management’s expectations and beliefs concerning future developments and their potential effect upon the Company.  There can be no assurance that future developments will be in accordance with management’s expectations or that the effect of future developments on the Company will be those anticipated by management.

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